Exhibit 1.1

2,600,000 Shares

390,000 Overallotment Shares

CLEARSIGN COMBUSTION CORPORATION

Common Stock

(par value $0.0001 per share)

UNDERWRITING AGREEMENT

February 4, 2015

MDB Capital Group, LLC

401 Wilshire Blvd., Suite 1020

Santa Monica, CA 90401

Ladies and Gentlemen:

Clearsign Combustion Corporation, a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to MDB Capital Group, LLC (the “Underwriter”), and the Underwriter agrees to purchase, subject to the terms and conditions stated in this Agreement, an aggregate of 2,600,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Shares (as hereinafter defined) are more fully described in the Registration Statement (as hereinafter defined). The Company also proposes to grant to the Underwriter, subject to the terms and conditions stated in this Agreement, an option to purchase up to an additional 390,000 shares of Common Stock (the “Option Shares”) on the terms and for the purposes set forth in Section 1 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company confirms as follows its agreements with the Underwriter.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the Underwriter and (ii) the Underwriter agrees to purchase from the Company the Firm Shares at the purchase price of $5.499 for each Firm Share (“Purchase Price”). The Company has been advised by the Underwriter that it proposes to make a public offering of the Shares as soon after this Agreement has become effective as in its judgment is advisable. The Company is further advised by the Underwriter that the Shares are to be offered to the public initially at $5.85 per Share.

(b) Subject to all the terms and conditions of this Agreement, the Company grants the option to the Underwriter to purchase up to 390,000 Option Shares at the Purchase Price. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter and may be exercised in whole or in part at any time on or before the 45th day after the date of this Agreement upon written notice, which notice may be in electronic form (the “Option Shares Notice”) by the Underwriter to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriter, and the Underwriter will purchase, the number of Option Shares set forth in the Option Shares Notice.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to or as instructed by the Underwriter against payment by the Underwriter of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of MDB Capital Group, LLC, 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401, at 11:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:00 p.m., New York City time, the fourth) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Underwriter (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriter (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date, but not earlier) specified in the Option Shares Notice.

The Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Underwriter through the facilities of The Depository Trust Company (“DTC”).

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the Underwriter shall be borne by the Company. The Company will pay and hold the Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Underwriter that:

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(a) Filing and Effectiveness of Registration Statement. The Company meets the requirements for the use of Form S-3 and a registration statement (Registration No. 333-188381) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations issued thereunder (collectively referred to as the “Rules and Regulations”), has been filed with the Securities and Exchange Commission (the “Commission”), and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Securities Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) under the Securities Act (such final prospectus supplement, as so filed, the “Prospectus Supplement”). Such registration statement at any given time, including the amendments thereto through such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein under the Securities Act (including Rule 430B thereof) is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder (collectively, the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”). The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Securities Act and the Exchange Act and will contain all statements required to be stated therein in accordance with the Securities Act and the Exchange Act. As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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As of the Applicable Time (as defined below), neither (x) any General Use Free Writing Prospectus(as) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the documents (if any) listed on Schedule I hereto, each as applicable, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For purposes of this Agreement:

“Applicable Time” means 9:00 a.m. (Eastern Time) on the date of this Agreement.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations issued thereunder (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the rules of the NASDAQ Capital Market (“NASDAQ CM”).

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Underwriter so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct any untrue statement or omission.

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The foregoing representations and warranties in this Section 3(a) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriter by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements concerning the Underwriter contained in the sixth paragraph of the first section of “Underwriting” (concerning the Underwriter), the fourth paragraph of the first section of “Underwriting” (concerning any selected dealer agreement) and subsection of “Underwriting” entitled “Short Positions and Penalty Bids (concerning stabilization by the Underwriter) (together the “Underwriter’s Information”) in the Prospectus Supplement and the Pricing Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(b) Documents Incorporated by Reference. The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(c) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, all as described in Rule 405.

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(d) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing (i) would not have, singly or in the aggregate, a material adverse effect on the Company or its businesses, properties, business prospects, condition (financial or other) or results of operations or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), is referred to herein as a “Material Adverse Effect”).

(e) Subsidiaries. The Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.01 of Regulation S-X under the Securities Act.

(f) Capital Stock. The Shares to be issued and sold by the Company to the Underwriter under this Agreement and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date and, if later, the Option Closing Date, such Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Shares contained in the Prospectus; the stockholders of the Company have no statutory or contractual preemptive rights with respect to its Common Stock; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any statutory or contractual preemptive rights of any security holder; and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Prospectus. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or accurately described in the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment.

(h) Financial Statements. The financial statements and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act and the Exchange Act. No other financial statements or schedules of the Company are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the General Disclosure Package or the Prospectus. Gumbiner Savett Inc. (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Securities Act and Rule 3600T of the PCAOB. The summary and selected financial data included in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

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(i) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package and prior to or on the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the General Disclosure Package and the Prospectus, (i) the Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; (ii) there has not been and will not have been any change in the capitalization or long-term debt of the Company (other than in connection with the exercise of outstanding warrants or the grant or exercise of options to purchase the Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor, or the issuance of shares under the Company’s existing employee stock purchase plan as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (iii) the Company has not incurred and will not incur, except in the ordinary course of business as described in the General Disclosure Package and the Prospectus, any material liabilities or obligations, direct or contingent, the Company has not entered into and will not enter into, except in the ordinary course of business as described in the General Disclosure Package, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(j) Not an Investment Company. The Company is not, will not become as a result of the transactions contemplated hereby, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations issued thereunder (collectively, the “Investment Company Act”).

(k) Litigation. Except as set forth in the General Disclosure Package and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or against any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

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(l) Absence of Existing Defaults and Conflicts. The Company is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, (i) in violation of any provision of its certificate of incorporation or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), any violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(m) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, including the offering and sale of the Shares, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offering of the Shares.

(n) Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The Company has full corporate power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (A) the certificate of incorporation or bylaws of the Company, or (B) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except, in the case of clause (i)(B), any lien, breach, violation, conflict, default or acceleration that, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company.

(o) Consent and Approvals. Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, FINRA and the NASDAQ CM in connection with the offering and sale of the Shares by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Shares or the consummation of the transactions contemplated hereby or thereby.

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(p) Title to Property. The Company has good and marketable title to all properties and assets described in the General Disclosure Package and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus as leased by it. The Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect.

(q) Off Balance Sheet Interests and Contracts. There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts that would be required to be described or filed as set forth in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with the terms thereof, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(r) Offering Material; Stabilization. The Company has not distributed, and will not distribute prior to (i) the later of Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, any Permitted Free Writing Prospectus (as defined in Section 4(b) below), the Pricing Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company in connection with this offering of the Shares, which rights have not been waived by the holder thereof as of the date hereof.

(t) Listing. The Common Stock is registered under Section 12(b) of the Exchange Act and is traded on the NASDAQ CM. The Company is in material compliance with all applicable corporate governance requirements set forth in the Nasdaq Market Place Rules that are currently in effect. No consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ CM is required for the listing and trading of the Common Stock on the NASDAQ CM, except for (i) a Notification Form: Listing of Additional Shares and (ii) a Notification Form: Change in the Number of Shares Outstanding.

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(u) Possession of Intellectual Property. Except as specifically disclosed in the General Disclosure Package and the Prospectus, (i) the Company owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case sufficient to conduct its business as now conducted and as now proposed to be conducted, and to the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company is invalid or unenforceable, (ii) the Company has no actual knowledge of any infringement by it of Intellectual Property rights of others, where such infringement would reasonably be expected to have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any Intellectual Property that would reasonably be expected to have a Material Adverse Effect, (iv) there is no claim being made against the Company or, to the actual knowledge of the Company, any employee of the Company, regarding Intellectual Property or other infringement that would reasonably be expected to have a Material Adverse Effect, and (v) the Company has not received any written notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

(v) Taxes. The Company has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. The Company has no tax deficiency that has been or, to the knowledge of the Company, might reasonably be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.

(w) Permits and Licenses. Except as set forth in the General Disclosure Package and Prospectus, the Company owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct its businesses as contemplated in the General Disclosure Package and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company is conducting its business in compliance with all laws, rules and regulations applicable thereto, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(x) FCPA Compliance. The Company has not and, to the Company’s actual knowledge, none of its employees or agents at any time during the last five years have (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

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(y) Internal Controls and Compliance with Sarbanes-Oxley. The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley. The Company maintains (x) systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (y) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) ERISA Compliance. The Company has fulfilled in all material respects its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time) has occurred with respect to any employee benefit plan which would reasonably be expected to result in a Material Adverse Effect.

(aa) Labor Issues. No labor problem or dispute with the employees of the Company exists or, to the Company’s actual knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(bb) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

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(cc) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(dd) Environmental Laws. The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (i), (ii) and (iii) of this subsection (dd) as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) FINRA. The Company nor any of its affiliates (within the meaning of FINRA Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, are controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(ff) NASDAQ CM Approval. No approval of the shareholders of the Company under the rules and regulations of NASDAQ CM (including Rule 5635 of the Nasdaq Listing Rules) is required for the Company to issue and deliver to the Underwriter the Shares.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

4. Certain Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) Filing of Prospectuses. The Company will prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A under the Securities Act; to notify the Underwriter immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Underwriter shall reasonably object by notice to the Company after a reasonable period to review; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

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(b) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, it has not made and will not, make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of any Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter, and upon the Underwriter’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter.

(d) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

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(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to the Underwriter’ Information.

(f) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Prospectus until the completion of the purchase and sale of the Shares contemplated herein and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(g) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 under the Securities Act would be) required to be delivered under the Securities Act in connection with sales by the Company to the Underwriter (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and, to the extent applicable, the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

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(h) Furnishing of Prospectuses. The Company will deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) any Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(i) Blue Sky Qualifications. The Company, at its expense, will cause its counsel to provide to the Underwriter a Final Blue Sky Memorandum, in such quantities as the Underwriter reasonably request, for its use and the use of the selling members in connection with the offer and sale of the Shares, indicating the states in which the offer and the sale of the Shares may be made by the Underwriter.

(j) Reporting Requirements. During the period of five years after the date of the this Agreement, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request; provided, however, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriter.

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(k) Securities Act Rule 158. The Company will make generally available to holders of its securities (including without limitation by publicly filing the same with the Commission) as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder). For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(l) Use of Proceeds. The Company will use the net proceeds received in connection with any offering of the Shares in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Prospectus.

(m) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(n) Restriction on Sale of Securities. The Company will not, for a period of twelve (12) months from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriter, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of shares of Common Stock or options to acquire Common Stock pursuant to the Company’s equity incentive plans, employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Base Prospectus, Prospectus Supplement or Prospectus, and (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants, rights or convertible securities outstanding on the date hereof. The Company will cause each executive officer and director and other persons holding securities of the Company listed in Schedule II to furnish to the Underwriter, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the six (6) months from the date of the Prospectus (the “Insider Lock-Up Period”), without the prior written consent of the Underwriter. The Company also agrees that during the Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans or a registration statement filed pursuant to the exercise by Brean Capital, LLC of its demand registration right set forth in Section 4.1 of that certain Common Stock Purchase Warrant for the purchase of 20,313 shares of Common Stock. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period or the Insider Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period or the Insider Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period or Insider Lock-Up Period, the restrictions imposed by this paragraph (n) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

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(o) Compliance with Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations.

(p) Correspondence with the Commission. The Company will supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(q) Publicity. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriter is notified beforehand), without the prior written consent of the Underwriter, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(r) Further Actions. The Company will use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and, if later, the Optional Closing Date, and to satisfy all conditions precedent to the delivery of the Shares.

5. Payment of Expenses. The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriter and any taxes payable in that connection; (b) the costs incident to the Registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing, filing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail, telex or other means of communications; (d) any applicable listing, quotation or other fees; (e) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, blue sky memoranda and legal investment surveys (if any); (f) the cost of preparing and printing stock certificates; (g) all fees and expenses of the registrar and transfer agent of the Shares; (h) a non-accountable expense allowance with respect to the Underwriter’s expenses, including the expenses and fees of Underwriter’s counsel, in an amount not to exceed $55,000 and (i) all other costs and expenses of the Company incident to the offering of the Shares or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company personnel in connection with any “road show” including, without limitation, any expenses advanced by any Underwriter on the Company’s behalf (which will be promptly reimbursed.); provided that, except to the extent otherwise provided in this Section 5 and Sections 7 and 8, the Underwriter shall pay its own costs and expenses, including the fees and expenses of its counsel.

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6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder, and the Closing and the Option Closing of the sale of the Shares, will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date or the Option Closing Date, as the case may be), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Underwriter shall have received the letter, dated the date hereof, of Gumbiner Savett Inc., in substantially in the form and substance reasonably satisfactory to the Underwriter, attached as Exhibit B hereto and a “bring down” comfort letter dated as of the Closing Date and, if later, the Option Closing Date, in form and substance reasonably satisfactory to the Underwriter, in each case addressed to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished as of the date hereof, except that the specified date referred to therein for carrying out of the procedures shall be no more no more than three days prior to the Closing Date and, if later, the Option Closing Date.

(b) Filing of Prospectus; No Stop Order; No Objection from FINRA. No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act and in accordance with Section 3(a); and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(c) No Material Misstatement or Omission. The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date and, if later, the Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

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(d) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e) No Material Adverse Change. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i)the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, any litigation or other proceeding instituted against the Company, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (e), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(f) No Legal Action. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(g) Opinion of Counsel for the Company; Blue Sky Memorandum. The Underwriter shall have received an opinion and negative assurance (10b-5) statement, addressed to the Underwriter, dated as of the Closing Date and, if later, the Option Closing Date, of Richardson & Patel, LLP, counsel for the Company, in substantially the form agreed to with counsel to the Underwriter prior to the date hereof. The Underwriter also will have received a standard form of Blue Sky Memorandum, addressed to the Underwriter and any other underwriters of the Offering, dated as of the Closing Date, of Richard & Patel, LLP, or other law firm acceptable to the Underwriter.

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(h) Officer’s Certificate. The Company shall have furnished to the Underwriter a certificate, dated the Closing Date and, if later, the Option Closing Date, of its Chairman of the Board, Chief Executive Officer, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date and, if later, as of the Option Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date and, if later, as of the Option Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date and, if later, the Option Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date and, if later, as of the Option Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus that was not so set forth, (iii) to the best of their knowledge, as of the Closing Date and, if later, as of the Option Closing Date, the representations and warranties of the Company in this Agreement are true and correct, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and, if later, at or prior to the Option Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

(i) Lock-up Agreements. On or prior to the date hereof, the Underwriter shall have received executed lock-up letters substantially in the form of Exhibit A from each of the executive officers and directors of the Company and select stockholders of the Company as set forth on Schedule II.

(j) Additional Certificates. The Company shall have furnished to the Underwriter such certificates (including a Secretary’s Certificate), in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date and, if later, the Option Closing Date, of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus, as to the accuracy at the Closing Date and, if later, the Option Closing Date, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter under this Agreement.

(k) Listing of Common Stock. The Shares shall have been accepted for listing on the NASDAQ CM.

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7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriter, and each of its respective, affiliates, partners, members, directors, officers, managers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties”), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part, on any inaccuracy in the representations and warranties of the Company contained herein, or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriter, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. The Company acknowledges that the Underwriter’s Information in the Pricing Prospectus and the Prospectus constitutes the only information relating to any Underwriter furnished in writing to the Company by the Underwriter, on behalf of the Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) The Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”), to the same extent as the foregoing indemnity from the Company to the Underwriter, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter, on behalf of such Underwriter, expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus. The Company acknowledges that the Underwriter’s Information in the Prospectus constitutes the only information relating to the Underwriter furnished in writing to the Company by the Underwriter, on behalf of the Underwriter expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

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(c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party, unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Subject to Section 7(f) hereof, all such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

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(d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter on behalf of the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount and commission received by it pursuant to this Agreement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

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(e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

(f) In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse the Underwriter on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or under law, all as described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7(f) and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

8. Survival of Certain Representations and Obligations. The respective indemnities, contribution agreements, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by the Underwriter or on behalf of the Underwriter, the Company or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Shares or any termination of this Agreement. If the sale and issuance of the Shares by the Company hereunder are not consummated for any reason, the Company will promptly reimburse the Underwriter for all out of pocket expenses reasonably incurred in connection with the offering of the Shares in accordance with Section 5 hereof, and the respective obligations of the Company and the Underwriter pursuant to Section 7 hereof shall remain in effect. In addition, if any Shares have been purchased under this Agreement, the representations and warranties in Section 3 hereof and all obligations under Sections 4 and 6 hereof shall also remain in effect.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to MDB Capital Group, LLC, 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 12870 Interurban Avenue South, Seattle, Washington 98168.

10. Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors, assigns and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. This Agreement shall also inure to the benefit of the Underwriter as against the Company, and its successors and assigns, which shall be third party beneficiaries hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of each of the Underwriter Indemnified Parties and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

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11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12. Termination of this Agreement. The obligations of the several Underwriter under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company if, in the sole judgment of the Underwriter, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the NASDAQ CM, (ii) trading in securities generally on the New York Stock Exchange or the NASDAQ CM shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the NASDAQ CM, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with completion of the offering of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus. In addition, the obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 6(e) and (f) have occurred.

13. Absence of Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the Underwriter, (ii) the Underwriter has not assumed any advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iii) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (iv) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate.  The Company hereby agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

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14. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, with respect to the subject matter of the offering contemplated by this Agreement.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Governing Law. This Agreement shall be deemed to have been made and delivered in the City of Los Angeles and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Superior Court of the State of California, County of Los Angeles or in the United States District Court for the Southern Central District of California, (2) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (3) irrevocably consents to the jurisdiction of the Superior Court of the State of California, County of Los Angeles, and the United States District Court for the Southern Central District of California in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Superior Court of the State of California, County of Los Angeles, or in the United States District Court for the Southern Central District of California and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

[The remainder of this page is intentionally left blank.]

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If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly sign one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Stephen E. Pirnat
	Name	Stephen E. Pirnat
	Title:	President and Chief Executive Officer

Signature Page to Underwriting Agreement

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The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MDB CAPITAL GROUP, LLC

By:	/s/ Gary Schuman
Name: Gary Schuman
Title: CFO & CCO

Signature Page to Underwriting Agreement

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SCHEDULE I

General Use Issuer Free Writing Prospectus:

Additional Documents included in the General Disclosure Package:

Permitted Free Writing Prospectus:

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SCHEDULE II

List of Persons Executing Lock-Ups

Stephen E. Pirnat	Chief Executive Officer and Board Chairman

James N. Harmon	Chief Financial Officer and Corporate Secretary

Joseph Colannino	Chief Technology Officer

Andrew U. Lee	Senior Vice President of Business Development

Geoffrey D. Osler	Chief Marketing Officer

Roberto Ruiz	Senior Vic President of Product Development

Lon E. Bell, Ph.D.	Director

David B. Goodson	Director

Scott P. Isaacson	Director

MDB Capital Group, LLC	Stockholder and warrant holder

DG and BDG Living Trust	Stockholder

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EXHIBIT A

Lock-Up Agreement (Non-MDB)

Dated as of __________, 2015

MDB Capital Group, LLC

401 Wilshire Boulevard

Santa Monica, California 90401

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between ClearSign Combustion Corporation, a Washington corporation (the “Company”), and MDB Capital Group, LLC (“MDB”) relating to a proposed underwritten public offering of shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”).

In order to induce MDB to enter into the Underwriting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is six months after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned, or any affiliated party of the undersigned, will not, without the prior written consent of MDB, directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. Additionally, the undersigned will not enter into or modify in any way any selling plan for which the undersigned is seeking the safe harbor protection of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, unless such plan is approved by written consent of MDB, and for the avoidance of doubt, the sales of Common Stock under such a plan will be subject to the terms of this agreement unless otherwise agreed to in writing by MDB. Moreover, if:

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(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless MDB waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of MDB, (1) transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that (A) the transferee executes and delivers to MDB not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to MDB, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be or (2) exercise or convert currently outstanding warrants, options and convertible debentures, as applicable, and exercise options under an acceptable stock option plan, so long as the undersigned agrees that the shares of Common Stock received from any such exercise or conversion will be subject to this agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

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Lock-Up Agreement (MDB)

Dated as of __________, 2015

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between ClearSign Combustion Corporation, a Washington corporation (the “Company”), and MDB Capital Group, LLC (“MDB”) relating to a proposed underwritten public offering of shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”).

In connection with the Underwriting Agreement, MDB agrees that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is six months after the date of the Underwriting Agreement (the “Lock-Up Period”), MDB will not, without the prior written consent of the Company, only in respect of 277,231 shares of Common Stock and any shares of Common Stock that may be issued under any warrants of the Company issued to or held by MDB prior to the date hereof for an aggregate of 244,818 shares of Common Stock, directly or indirectly:

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of such shares of Common Stock, or

(iii)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any of such shares of Common Stock.

Moreover, if:

(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Company waives, in writing, such extension.

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For clarity in the scope of the restrictions imposed by this agreement, it does not apply to any shares of Common Stock to be acquired by MDB under the Underwriting Agreement, any shares acquired or sold in any syndicate covering transactions, underwriting short sale transactions, penalty bid transactions, or other underwriting transactions that MDB may engage in from time to time in connection with the offering under the Underwriting Agreement, any transactions in connection with any customer order, any transactions made through the trading account of MDB, and any similar transactions made by MDB, including, but not limited to shares acquired by MDB from officers, directors, affiliates and/or other restricted shareholders of the Company.

Notwithstanding the provisions set forth in the immediately preceding paragraph, MDB may, without the prior written consent of the Company, (1) transfer any shares of such Common Stock or any securities convertible into or exchangeable or exercisable for such shares of Common Stock as a bona fide gift or gifts, corporate reorganization, or by will or intestacy, to any successor corporate entity, any member or shareholder of such successor corporate entity, any member of the immediate family (as defined below) of the member or shareholder of MDB or any successor corporate entity or to a trust the beneficiaries of which are exclusively any successor corporate entity of MDB or its shareholders or members and their immediate family members or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that the transferee executes and delivers to the Company not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement or (2) exercise or convert currently the outstanding warrants so long as MDB agrees that the shares of Common Stock received from any such exercise will be subject to this agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

MDB CAPITAL GROUP LLC

Print Name:

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